Exhibit 99.1

Thermal Assets
(Unaudited Combined Financial Statements of certain wholly owned subsidiaries of GDF SUEZ Energy North America, Inc., See Note 1)

Unaudited Combined Financial Statements as of September 30, 2016 and December 31, 2015 and for the Three and Nine Months Ended September 30, 2016 and 2015

THERMAL ASSETS

UNAUDITED COMBINED BALANCE SHEETS

AS OF SEPTEMBER 30, 2016 AND DECEMBER 31, 2015

(In thousands)

	2016	2015
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$81	$47
Trade and other receivables	288	5,935
Receivables from affiliates	43,458	45,639
Inventory	98,932	110,966
Assets from risk management activities	17,066	58,102
Prepaid expenses	110,635	111,258

Total current assets	270,460	331,947

NONCURRENT ASSETS:
Property, plant, and equipment	4,457,681	4,449,384
Accumulated depreciation	(1,381,369)	(1,280,458)

Property, plant, and equipment—net	3,076,312	3,168,926

Intangible assets—net	13,582	13,583
Assets from risk management activities	4,017	27,842
Equity method investments	168,404	161,640

Total noncurrent assets	3,262,315	3,371,991

TOTAL	$3,532,775	$3,703,938

(Continued)

THERMAL ASSETS

UNAUDITED COMBINED BALANCE SHEETS

AS OF SEPTEMBER 30, 2016 AND DECEMBER 31, 2015

(In thousands)

	2016	2015
LIABILITIES AND PARENT’S EQUITY

CURRENT LIABILITIES:
Trade and other payables	$13,019	$19,424
Payables to affiliates	9,112	16,924
Legal contingency	65,000	65,000
Other current liabilities	35,959	56,473
Liabilities from risk management activities	9,073	7,001
Current portion of long-term debt payable to affiliates	1,186,401	285,847

Total current liabilities	1,318,564	450,669

NONCURRENT LIABILITIES:
Long-term debt payable to affiliates	34,763	1,094,815
Liabilities from risk management activities	847	2,859
Asset retirement obligations	21,251	20,297
Accrued pension benefit	155	159
Deferred tax liabilities	347,671	348,819
Other noncurrent liabilities	343	298

Total noncurrent liabilities	405,030	1,467,247

COMMITMENTS AND CONTINGENCIES (Note 10)

PARENT’S EQUITY:
Parent’s equity in division	1,808,286	1,785,127
Accumulated other comprehensive income	895	895

Total parent’s equity	1,809,181	1,786,022

TOTAL	$3,532,775	$3,703,938

See notes to unaudited combined financial statements.	(Concluded)

THERMAL ASSETS

UNAUDITED COMBINED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

FOR THE THREE AND NINE MONTHS SEPTEMBER 30, 2016 AND 2015

(In thousands)

	Three Months Ended		Nine Months Ended
	2016	2015	2016	2015

REVENUES—Electricity and thermal sales	$400,880	$439,829	$796,332	$969,518

COSTS AND EXPENSES:
Fuel purchases and other costs of operations	229,206	233,342	411,554	534,929
Personnel costs	14,617	11,503	39,799	35,568
Depreciation and amortization	58,784	58,736	172,444	171,110
Other operating expenses—net	26,665	31,761	81,125	97,679
Impairment of property, plant, and equipment	—	—	6,468	—
Loss on disposal of assets	16,950	2,787	26,191	7,336

Total operating costs and expenses	346,222	338,129	737,581	846,622

(INCOME) LOSS ON MARK-TO-MARKET ON COMMODITY CONTRACTS	(40,957)	1,510	64,937	(29,185)

OPERATING INCOME (LOSS)	95,615	100,190	(6,186)	152,081

OTHER INCOME (EXPENSE):
Share in net income of equity method investments	8,769	10,708	23,714	31,694
Interest expense	(7,757)	(14,760)	(25,874)	(43,666)

Total other income (expense)	1,012	(4,052)	(2,160)	(11,972)

INCOME (LOSS) BEFORE INCOME TAXES	96,627	96,138	(8,346)	140,109

INCOME TAX (EXPENSE) BENEFIT	(37,987)	(36,847)	2,128	(53,968)

NET INCOME (LOSS)	$58,640	$59,291	$(6,218)	$86,141

OTHER COMPREHENSIVE INCOME:
Cash flow hedges	$—	$163	$—	$124
Deferred income tax	—	(61)	—	(46)

Other comprehensive income	—	102	—	78

TOTAL COMPREHENSIVE INCOME (LOSS)	$58,640	$59,393	$(6,218)	$86,219

See notes to unaudited combined financial statements.

THERMAL ASSETS

UNAUDITED COMBINED STATEMENTS OF PARENTS’ EQUITY

FOR THE NINE MONTHS SEPTEMBER 30, 2016 AND 2015

(In thousands)

	Parent’s	Accumulated Other
	Equity in	Comprehensive	Total
	Division	(Loss) Income	Equity

PARENT’S EQUITY—January 1, 2015	$2,097,465	$(78)	$2,097,387

Other comprehensive income	—	78	78
Net income	86,141	—	86,141

Total comprehensive income	86,141	78	86,219

Net contribution from parent	97,377	—	97,377

PARENT’S EQUITY—September 30, 2015	$2,280,983	$—	$2,280,983

PARENT’S EQUITY—January 1, 2016	$1,785,127	$895	$1,786,022

Net loss	(6,218)	—	(6,218)

Total comprehensive loss	(6,218)	—	(6,218)

Net contribution from parent	29,377	—	29,377

PARENT’S EQUITY—September 30, 2016	$1,808,286	$895	$1,809,181

See notes to unaudited combined financial statements.

THERMAL ASSETS

UNAUDITED COMBINED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS SEPTEMBER 30, 2016 AND 2015

(In thousands)

	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(6,218)	$86,141
Adjustments to reconcile net (loss) income to net cash flows provided by operating activities:
Share in net income of equity method investments	(23,714)	(31,694)
Dividends received from equity method investments	16,950	34,850
Depreciation and amortization expense	172,444	171,110
Loss on disposal of assets	26,202	7,336
Income (loss) on mark-to-market on commodity contracts	64,937	(29,185)
Impairment of property, plant, and equipment	6,468	—
Accrued pension and other post-retirement costs	(4)	94
Other items with no cash impact	2,524	(348)
Deferred income taxes	(2,128)	45,341
Accretion expense	953	31
Changes in non-current liabilities	1,026	137
Change in working capital:
Trade and other receivables	5,647	9,573
Receivables from affiliates	2,181	(14,127)
Inventory	12,034	(5,442)
Assets/liabilities from risk management activities	(16)	(66)
Prepaid expenses	5,207	(3,381)
Trade and other payables	(4,607)	(476)
Payables to affiliates	(7,812)	(59,241)
Accrued interest	(14,355)	(11,463)
Other current liabilities	(20,514)	(15,517)

Net cash provided by operating activities	237,205	183,673

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(121,394)	(140,369)
Proceeds from disposals of property, plant, and equipment	(11)	—

Net cash used in investing activities	(121,405)	(140,369)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net contribution from parent	29,377	97,377
Repayment of borrowings and debt	(5,552)	(82,071)
Net repayment to cash pool	(139,591)	(85,739)
Proceeds from long-term borrowings and debt	—	27,178

Net cash used in financing activities	(115,766)	(43,255)

NET INCREASE IN CASH AND CASH EQUIVALENTS	34	49

CASH AND CASH EQUIVALENTS—Beginning of year	47	144

CASH AND CASH EQUIVALENTS—End of year	$81	$193

SUPPLEMENTAL DISCLOSURES—Cash paid for interest	$3,851	$3,556

See notes to unaudited combined financial statements.

THERMAL ASSETS

NOTES TO COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

AS OF SEPTEMBER 30, 2016 AND DECEMBER 31, 2015 AND FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016 AND 2015

1.                      DESCRIPTION OF BUSINESS

These unaudited combined financial statements include the following legal entities (ANP Bellingham Energy Company, LLC, ANP Blackstone Energy Company, LLC, ANP ERCOT Acquisition, LLC, ANP Fuel Services, Inc., ANP Funding I, LLC, Armstrong Power, LLC, Calumet Energy Team, LLC, Coleto Creek Power, LP, Coleto LP, LLC, Coleto GP, LLC, Ennis Power Company, LLC, Hays Energy, LLC, Hopewell Cogeneration, LLC, Hopewell Cogeneration Limited Partnership, IPA APT Generation, LLC, IPA Central, LLC, IPA Operations, Inc., Midlothian Energy, LLC, Milford Power, LLC, NEPCO Services Company, Northeastern Power Company, Pleasants Energy, LLC, Prince George Energy Company, LLC, T-Fuels, LLC, Tractebel Associates Northeast LP, Inc., Tractebel Northeast Generation GP, Inc., Troy Energy, LLC, Wharton County Generation, LLC, Wise County Power Company, LLC, Wise-Fuels Pipeline, Inc.) (collectively, “Thermal Assets” or “the Company”) who collectively own certain power-generating facilities as shown in the table below. The Company is engaged in owning and operating retail, industrial, and non-utility wholesale power-generating facilities. The Company is owned by GDF SUEZ Energy North America, Inc. (GSENA or the “Parent”). GSENA is a wholly owned subsidiary of International Power, S.A. (IP), a Belgian company. IP is a wholly owned subsidiary of ENGIE S.A., formerly GDF SUEZ S.A., (ENGIE), a French-domiciled company. As ENGIE owns 100% of IP in the nine months ended September 30, 2015 and 2016, it is considered GSENA’s ultimate parent (the “Ultimate Controlling Party”).

Power-generating facilities included in the Thermal Assets are listed below and are 100% owned, with the exception of the Northeast Energy Associates and North Jersey Energy Associates assets, which are 50% owned.

Power-Generating Facilities	Type	Primary Fuel	Location

ANP Bellingham Energy Company	CCGT	Gas	Bellingham, MA
ANP Blackstone Energy Company	CCGT	Gas	Blackstone, MA
Armstrong Power	GT	Gas/Oil	Shelocta, PA
Northeast Energy Associates—Bellingham	CCGT	Gas/Oil	Bellingham, MA
Calumet Energy Team	GT	Gas	Cook, IL
Coleto Creek Power	CT/Steam	Coal	Fannin, TX
Ennis Power Company	CCGT	Gas	Ennis, TX
Hays Energy	CCGT	Gas	San Marcos, TX
Hopewell Cogeneration	CCGT	Gas/Oil	Hopewell, VA
Midlothian Energy	CCGT	Gas	Midlothian, TX
Milford Power	CCGT	Gas	Milford, MA
Northeastern Power Company (NEPCO)	CT/Steam	Waste Coal	McAdoo, PA
Pleasants Energy	GT	Gas/Oil	Saint Mary’s, WV
North Jersey Energy Associates—Sayreville	CCGT	Gas	Sayreville, NJ
Troy Energy	GT	Gas/Oil	Luckey, OH
Wharton County Generation	GT	Gas	Wharton, TX
Wise County Power Company	CCGT	Gas	Poolville, TX

Combined Cycle Gas Turbine (CCGT)
Combustion Turbine (CT)
Gas Turbine (GT)

GSENA performs management and administrative activities that support the Thermal Assets and all other GSENA entities. These activities include executive oversight, accounting, treasury, tax, legal, procurement, and information technology. These activities are referred to as “GSENA Corporate”. GSENA will be included in the sale described below, which is not included in the definition of the business for these combined financial statements.

GSENA owns GDF SUEZ Energy Generation North America (GSEGNA). GSEGNA performs support activities for the Thermal Assets and other generation asset entities.

GSENA owns GDF SUEZ Energy Marketing North America (GSEMNA). GSEMNA engages in risk management and brokering activities that support the Thermal Assets and all other business units within GSENA. Activities within GSEMNA that support the Thermal Assets are (i) Gas Storage, which is all related to Thermal Assets, (ii) Local Portfolio Management (LPM), which only supports GSEGNA activities, including Thermal Assets, and (iii) all other activities which support the entirety of GSENA, including Thermal Assets.

For the unaudited combined financial statements, GSENA, GSEGNA, and GSEMNA are considered related parties of the Thermal Assets.

On February 24, 2016, International Power, S.A. signed a Stock Purchase Agreement with Atlas Power Finance, LLC to sell GDF SUEZ Energy North America, Inc. and certain subsidiaries for $3.3 billion. The entities listed above are included in the planned sale, which is expected to close in the fourth quarter of 2016.

Amounts recorded as “Legal Contingency” on the Thermal Assets Combined Balance Sheet are treated as Excluded Legal Proceedings under the Stock Purchase Agreement. The terms of the Stock Purchase Agreement provide that International Power, S.A. will indemnify Atlas Power Finance, LLC from and against any Losses based upon or resulting from the Excluded Legal Proceedings, up to the amount of the Base Purchase Price.

2.                      SIGNIFICANT ACCOUNTING POLICIES

Index to Accounting Policies

		Page

A	Basis of Presentation and Principles of Combination	9
B	Uses of Estimates	11
	B.1 Allocation of Corporate Expenses	11
C	Other Operating Expenses—Net	11

A.    Basis of Presentation and Principles of Combination—The unaudited combined financial statements include the accounts of the Thermal Assets, which are entities under common control and management. All intercompany transactions and accounts between the Thermal Assets have been eliminated. All affiliate transactions between the Thermal Assets and GSENA and its subsidiaries, have been included in these unaudited combined financial statements as related party transactions.

The unaudited combined financial statements include certain assets and liabilities that have historically been held at the GSENA level but are specifically identifiable or otherwise attributable to the Company. The Company prepared its unaudited combined financial statements using the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The Company’s unaudited combined financial statements have been prepared under the historical cost convention, except for certain derivative financial instruments and share-based compensation measured at fair value. The policies set out below have been consistently applied to all periods presented.

Recent Accounting Pronouncements— In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09-Revenue from Contracts with Customers (Topic 606), which revised accounting guidance for revenue recognition from contracts with customers. This ASU was further updated through the issuance of ASU 2015-14 in August 2015, ASU 2016-08 in March 2016, ASU 2016-10 in April 2016, and ASU 2016-12 in May 2016. The core principle of this guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments in ASU 2014-09 also require disclosure of sufficient information to allow users to understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The amendments in ASU 2015-14 develop a common revenue standard for GAAP and International Financial Reporting Standards by removing inconsistencies and weaknesses in revenue requirements, providing a more robust framework for addressing revenue issues, improving comparability of revenue recognition practices, providing more useful information to users of financial statements, and simplifying the preparation of financial statements. The amendments in ASU 2016-08 are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations. The amendments in ASU 2016-10 amend certain aspects of ASU 2014-19. The amendments in ASU 2016-12 amended the revenue recognition guidance regarding collectability, noncash consideration, presentation of sales tax and transition. For the Company, the guidance included within these ASU’s is effective for annual periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. The Company is currently evaluating the requirements. The ultimate impact of the new standard has not yet been determined.

In July 2015, the FASB issued an update which will require an entity to measure inventory at the lower of cost and net realizable value. Net realizable value is defined as the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. This update is effective on a prospective basis for interim and annual periods beginning after December 15, 2016, with early adoption permitted. Inventory is already valued at the lower of cost or net realizable value, so there will be no impact of this update on the unaudited combined financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740). This update requires entities to present deferred tax assets and deferred tax liabilities as noncurrent in the classified balance sheet and eliminates the requirement to allocate a valuation allowance on a pro rata basis between gross current and noncurrent deferred tax assets. The Company early adopted the provisions of this ASU, applied retrospectively as of January 1, 2013.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This update requires the recognition of lease assets and lease liabilities by lessees for leases classified as operating leases under previous U.S. GAAP. For the Company, this guidance is effective for interim and annual periods beginning after December 15, 2019. The Company is currently evaluating the requirements. The ultimate impact of the new standard has not yet been determined.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230). This update reduces the diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. For the Company, this guidance is effective for interim and annual periods beginning after December 15, 2018. The Company is currently evaluating the requirements. The ultimate impact of the new standard has not yet been determined.

Other recently issued accounting pronouncements will not have a material impact on the Company’s unaudited combined financial statements.

B.    Use of Estimates—The preparation of unaudited combined financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amount of assets, liabilities, revenues, and expenses, as well as disclosures of contingent assets and liabilities. Significant estimates and judgments affecting the unaudited combined financial statements are reviewed on a recurring basis, and we record the effect of any necessary adjustments. Uncertainties with respect to such estimates and judgments are inherent in the preparation of unaudited combined financial statements. Estimates and judgments are used in, among other things, (i) developing fair value assumptions to determine the fair value of financial instruments, including derivatives, that are not actively listed on a market, (ii) estimating the useful lives of our assets and asset retirement obligations (AROs), (iii) assessing future tax exposure and the realization of deferred tax assets, (iv) determining amounts to accrue for contingencies, which include expenditure timing, the discount rate applied to future cash flows, and the actual level of expenditure, and (v) valuing the pension assets and liabilities using models with actuarial assumptions. Delineated within the notes to the unaudited combined financial statements are areas involving at a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the unaudited combined financial statements. Actual results could differ from the estimates. Management believes the estimates and assumptions used are reasonable.

B.1  Allocation of Corporate Expenses—The unaudited combined statements of income (loss) and comprehensive income (loss) also includes expense allocations for certain corporate functions performed by GSENA and its subsidiaries which have not been historically allocated to the Thermal Assets, including allocations of general corporate expenses related to executive oversight, accounting, treasury, tax, legal, procurement, and information technology. These expenses were systematically allocated to the Thermal Assets based on the percentage of revenues of the Thermal Assets entities to total GSENA revenues and in certain cases based on headcount. Expenses allocated to the Thermal Assets were $9.9 million and $28.4 million for the three and nine months ended September 30, 2016, respectively, as compared to $12.9 million and $35.1 million for the three and nine months ended September 30, 2015, and are included in other operating expenses—net in the unaudited combined statements of income (loss) and comprehensive income (loss). These amounts are included in net contribution from parent in the unaudited combined statements of parent’s equity. Also included in this line are other non-cash adjustments primarily for derivatives and income taxes. Intercompany transactions between Thermal Assets and GSENA have been included in these unaudited combined financial statements and are considered to be effectively settled for cash in the unaudited combined financial statements at the time the transaction is recorded. The total net effect of the settlement of these intercompany transactions is reflected in the unaudited combined statements of cash flows as a financing activity and in the unaudited combined balance sheets as parent equity. Management believes the assumptions underlying the unaudited combined financial statements, including the assumptions regarding allocating balances are reasonable. Nevertheless, the unaudited combined financial statements may not include all of the actual expenses that would have been incurred had the Thermal Assets been a stand-alone company during the periods presented. Actual costs that would have been incurred if the Thermal Assets had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas.

C.    Other Operating Expenses—Proceeds received for property claim and business interruption insurance are recorded in Other operating expenses-net.

3.                      INCOME TAXES

The income tax (benefit) expense for the nine months ended September 30, 2016 and 2015 consists of the following (in thousands):

Income Tax Expense Items	2016	2015

Current:
Federal	$—	$3,069
State	—	5,558

	—	8,627

Deferred:
Federal	(494)	43,590
State	(1,634)	1,751

	(2,128)	45,341

Total tax (benefit) expense	$(2,128)	$53,968

The effective tax rate for the nine months ended September 30, 2016 and 2015 was 25.49%, and 38.52%, respectively. For the nine months ended September 30, 2016 our effective rate differs from the federal statutory rate of 35% primarily due to return-to-accrual adjustments as a result of filing the 2015 tax return. For the nine months ended September 30, 2015 our effective tax rate differs primarily due to state and local income.

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The temporary differences that give rise to the deferred tax liabilities as of September 30, 2016 and December 31, 2015 are largely the result of the tax effect of differences in book and tax carrying values with respect to property, plant and equipment and derivatives. The temporary differences that give rise to the deferred tax assets as of September 30, 2016 and December 31, 2015 are largely the result of net operating loss carryovers.

4.                      PROPERTY, PLANT, AND EQUIPMENT

Movements in property, plant, and equipment as of September 30, 2016 and December 31, 2015, are as follows (in thousands):

	September 30,	December 31,
	2016	2015

Land	$28,666	$28,666
Plant and equipment	4,369,461	4,325,188
Spare parts	39,090	39,090
Construction in progress	20,464	56,440

Property, plant, and equipment	4,457,681	4,449,384

Accumulated depreciation	(1,381,369)	(1,280,458)

Property, plant, and equipment—net	$3,076,312	$3,168,926

Total interest costs incurred were $7.8 million and $25.9 million for the three and nine months ended September 30, 2016, respectively, as compared to $14.8 million and $43.7 million for the three and nine months ended September 30, 2015. There was no interest capitalized on construction-in-progress expenditures for the three and nine months ended September 30, 2016 and 2015, respectively.

The Company also transferred $38.7 million from prepaid expenses to property, plant, and equipment related to maintenance performed under long-term service agreements (LTSAs) in the nine months ended September 30, 2016. $10.0 million was transferred to property, plant, and equipment in the nine months ended September 30, 2016, related to maintenance performed under long-term warranty agreements (LTWAs). Thermal Assets accrued an insignificant amount of non-maintenance property, plant, and equipment costs in the nine months ended September 30, 2016.

Capital Commitments—In the ordinary course of operations, the Company enters into commitments related to the purchase or construction of property, plant, and equipment. The Company’s projected committed capital expenditures for maintenance performed under LTSAs and LTWAs extends through 2045 and is $1.0 billion.

5.                      EQUITY METHOD INVESTMENTS

The Company has one investment in a joint venture, Northeast Energy LP (NELP). The Company owns 50% of the equity interest, voting rights, and legal ownership interest of NELP and accounts for its interest using the equity method. NELP wholly owns the Northeast Energy Associates and North Jersey Energy Associates, LP.

Key Figures of NELP (Unaudited)—As of September 30, 2016 and December 31, 2015 and for the three and nine months ended September 30, 2016 and 2015, the key figures of NELP presented on a 100% basis, are as follows (in thousands):

	Northeast Energy LP
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Revenue	$47,372	$53,547	$96,780	$123,858
Expense (gain) from gas and other fuel purchases	(12,424)	(12,159)	(16,705)	(16,215)
Operating income	17,315	22,207	49,262	73,377
Net income	18,003	17,676	51,131	58,681

	As of
	September 30,	December 31,
	2016	2015

Total non-current assets	$419,842	$437,761
Total current assets	105,557	86,693
Total non-current liabilities	37,826	62,644
Total current liabilities	22,947	14,414
Total equity	464,627	447,395
% of economic interest	50%	50%

The Company’s share of the underlying equity of NELP is not equal to its ownership percentage in NELP due to a disproportionate distribution of earnings compared to the underlying equity interests.

6.                      RISK MANAGEMENT ACTIVITIES

6.1 Risk Management Activities—The Company utilizes a variety of financial and physical instruments to mitigate its exposures to market risk created by the Company’s physical generation and financing activities. Those market risks include exposures to interest rates and energy and energy-related commodity prices. Risk management activities are broadly defined by two major categories—financial and commodity.

Financial Risk Management Derivatives—The Company manages its exposure to fluctuations in interest rates using an interest-rate swap. It effectively converts a portion of its floating-rate debt to a fixed-rate basis, thus reducing the impact of interest rate changes on future income. The agreement involves the receipt of floating-rate amounts in exchange for fixed-rate interest payments over the life of the agreement without an exchange of the underlying principal amount. The interest-rate swap is accounted for as a cash flow hedge designated at inception, with changes in fair value captured directly in equity until the hedged transactions occur and are recognized in earnings. The interest-rate swap expired in the second half of 2015.

ENGIE entered into warrant agreements under which it will receive cash to settle its liability incurred via stock appreciation rights issued to employees. The Company has been allocated a portion of the liability and associated warrant agreements based on headcount. The fair value of the warrants for the Company was $0.3 million as of September 30, 2016 and December 31, 2015, respectively, which was included in risk management assets on the unaudited combined balance sheets as of such dates. The Company recognized the warrants’ change in value in personnel costs. The counterparty to those warrants is an investment-grade entity, and those warrants will continue to settle throughout 2016.

Commodity Risk Management Derivatives—The Company manages commodity price risk arising from changes in fuel costs and future electricity prices related to its power-generating facilities.

The Company uses commodity swap and option contracts, forward physicals, and futures to manage its price risk exposure related to natural gas and coal purchases for its power plants. Under the swaps and futures, the Company pays a fixed price and receives a floating price, which effectively fixes the price it will pay for the natural gas.

The Company enters into commodity swap and option contracts and forward physicals to mitigate its exposure to the effect of changes in future electricity prices on its power plants’ sales. Under the swaps, the Company pays a variable price and receives a fixed price, which effectively fixes the price to be received for the electricity.

Other Commodity Contracts—The Company’s physical electricity capacity sales contracts and gas and power contracts qualify for the election of the normal purchase, normal sale (“NPNS”) scope exception. Under the NPNS exception, fair value of these contracts is not recognized in the unaudited combined balance sheets.

The Company’s financial and commodity derivative results as of three and nine months ended September 30, 2016 and 2015, are as follows (in thousands):

	Three Months Ended
	September 30, 2016			September 30, 2015
	Income	Expenses	Net	Income	Expenses	Net

Commodity derivative income (loss)—unrealized change in undesignated hedges	$40,957	$—	$40,957	$—	$(1,510)	$(1,510)

Mark to market on commodity contracts	$40,957	$—	$40,957	$—	$(1,510)	$(1,510)

Total derivative income (expense)	$40,957	$—	$40,957	$—	$(1,510)	$(1,510)

	Nine Months Ended
	September 30, 2016			September 30, 2015
	Income	Expenses	Net	Income	Expenses	Net
Commodity derivative income (loss)—unrealized change in undesignated hedges	$—	$(64,937)	$(64,937)	$29,185	$—	$29,185

Mark to market on commodity contracts	$—	$(64,937)	$(64,937)	$29,185	$—	$29,185

Total derivative (expense) income	$—	$(64,937)	$(64,937)	$29,185	$—	$29,185

A summary of the Company’s outstanding commodity derivative volumes is shown below as of September 30, 2016 and December 31, 2015. The volumes disclosed represent the notional volumes of commodity contracts excluding NPNS (in thousands):

	September 30,	December 31,
	2016	2015

Electricity (MWh)	(8,910)	(23,531)
Natural Gas (MMBtu)	30,314	88,593

Balance Sheet Treatment—The Company accounts for its derivatives at fair value on the unaudited combined balance sheet. A summary of the Company’s derivative current and noncurrent assets and liabilities as of September 30, 2016 and December 31, 2015, is as follows (in thousands):

	September 30, 2016			December 31, 2015
	Asset	Liability	Total	Asset	Liability	Total

Derivatives at fair value through income:
Derivative instruments (including commodity derivatives)—gross undesignated hedges	$50,580	$(39,732)	$10,848	$169,570	$(92,201)	$77,369
Undesignated hedges netting	(29,812)	29,812	—	(83,925)	83,925	—
Derivative instruments—commercial contracts	—	—	—	—	(1,584)	(1,584)
Derivative instruments—warrants	315	—	315	299	—	299

Total derivatives at fair value through income	21,083	(9,920)	11,163	85,944	(9,860)	76,084

Total derivatives	$21,083	$(9,920)	$11,163	$85,944	$(9,860)	$76,084

Current asset (liability)	$17,066	$(9,073)	$7,993	$58,102	$(7,001)	$51,101
Noncurrent asset (liability)	4,017	(847)	3,170	27,842	(2,859)	24,983

Total derivatives	$21,083	$(9,920)	$11,163	$85,944	$(9,860)	$76,084

Commercial contracts marked to market as disclosed in the table above refers to contracts that support the Company’s core business lines, but are required to be marked to market under ASC 815, as they are not scoped out of ASC 815 under the NPNS exception, and they do not qualify as accounting hedges. These contracts include short-term and medium-term purchases of natural gas and coal with volumetric variability. The realized expense from these commercial contracts represent physical settlement of these contracts at contract prices, and is recorded in fuel purchases and other costs of operations with the remainder of the Company’s commercial activity.

Accounting for Cash Flow Hedges—For derivatives not designated as cash flow hedges, the Company immediately recognizes changes in the fair value of nonhedge derivatives in the (income) loss on mark-to-market on commodity contracts line of the unaudited combined statements of income (loss) and comprehensive income (loss).

The Company recognizes the effective portion of changes in fair values of derivatives appropriately documented as cash flow hedges of forecasted transactions in equity until the hedged transactions occur and are recognized in earnings. The ineffective portion of a hedging derivative’s change in fair value is recognized in earnings in the period of change.

The movements in other comprehensive income resulting from the Company’s cash flow hedge activity, including the recognition of ineffectiveness in earnings for the nine months ended September 30, 2016 and 2015, are as follows (in thousands):

	Nine Months Ended
	September 30,	September 30,
	2016	2015
Other comprehensive income (loss) movements:
(Loss) recognized in equity—effective portion of the hedge	$—	$—
Gain in equity from reclasses to income—settlement	—	124

Total	—	124

Profit and loss—gains recognized for hedge ineffectiveness	$—	$—

Accounting for the Settlement of Risk Management Derivatives—When the Company realizes its mark to-market assets and liabilities related to its risk management activities, it records that settled result in operating earnings. The Company reflects electricity and steam sales as electricity and thermal sales and records the cost of purchasing fuel commodities to satisfy those sales in fuel purchases and other costs of operations in the unaudited combined statements of income (loss) and comprehensive income (loss). For the three and nine months ended September 30, 2016 and 2015, the Company recorded the settlement of risk management derivatives as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Revenues—electricity and thermal sales	$58,477	$59,953	$124,832	$109,873
Costs and expenses—fuel purchases and other costs of operations	(15,660)	(11,292)	(3,978)	16,572

Operating income	42,817	48,661	120,854	126,445

Interest expense	—	106	—	(124)

Income before income taxes	$42,817	$48,767	$120,854	$126,321

6.2 Market and Liquidity Risk—The commodity and financing activities of GSENA, which includes the Company, are subject to the risk of changes in forward commodity prices. GSENA has established and monitors various controls to manage its risk. A risk committee composed of members of senior management meet at least monthly to analyze any transaction that is not explicitly approved by documented hedging policies.

Market risk arising from commodity derivative instruments utilized in risk management activities is assessed, measured, and managed using sensitivity analysis, together with other market risk exposure indicators.

Because the Company’s risk management activities contractually obligate it to exchange commodities and cash flows based on commodity prices at future dates, the Company is exposed to the risk that it will not be able to purchase or sell commodities at those dates to fulfill its obligations. That liquidity risk can limit the ability to mitigate market price risk exposure. The Company applies a valuation reserve to adjust the fair value of its mark-to-market commodity assets and liabilities to fair value.

6.3 Major Customers and Concentrations of Credit Risk—Credit risk relates to the risk of loss associated with nonperformance by counterparties. The Company transacts with GSEMNA and GSEMNA transacts with third party counterparties. GSEMNA is considered a related party with the Company. As such, a significant concentration of credit risk for the Company is with GSEMNA, with a maximum exposure of $21.1 million and $85.9 million as of September 30, 2016 and December 31, 2015, respectively. The exposure does not include NPNS contracts. The Company is exposed to an insignificant amount of credit risk with utility and industrial off takers and other third party counterparties. The Company mitigates the risk of its credit exposure with GSEMNA through the use of standardized master agreements that allow for netting of exposures across commodities and termination upon the occurrence of certain events of default. These agreements allow the Company to settle accounts receivable and payable from GSEMNA on a net basis, thereby reducing a potential credit loss arising from GSEMNA.

GSEMNA is exposed to credit risk with third party counterparties. Credit exposure is monitored daily and the financial condition of counterparties is reviewed periodically. Credit enhancements, such as parental guarantees, letters of credit, and margin deposits, are utilized to limit GSEMNA’s credit exposure. GSEMNA posts broker margin and cash collateral with counterparties.

GSENA establishes credit risk policies, which are carried out by GSEMNA. Credit risk policies govern the management of credit risk and establishes controls to determine and monitor the appropriateness of these limits on an ongoing basis. GSENA’s risk mitigation tools include, but are not limited to, the use of standardized master contracts and agreements that allow for netting of exposures across commodities, and termination upon the occurrence of certain events of default.

Some of the power-generating facilities have one primary utility or industrial customer under a long-term contract. The Company does not believe that these customers represent a significant credit risk. However, changes in economic, regulatory, or other factors could have a significant effect on the Company’s contractual relationships. Successful financial operations of these plants are largely dependent on the continued performance by customers and suppliers of their obligations under the relevant power sales contract and, in particular, on the credit quality of the purchasers. If a substantial portion of the Company’s long-term power sales contracts was modified or terminated, the Company would be adversely affected to the extent that it might be unable to find other customers at the same level of contract profitability.

Furthermore, no significant past due financial asset is impaired. The Company assesses financial assets for impairment once those assets have become past due for greater than 60 days. The impairment assessment takes into account the creditworthiness of the applicable counterparty and circumstances that caused the asset to become past due.

The following tables demonstrates the impacts of offsetting recognized derivative assets and liabilities as permitted when the ability and intent to settle such assets and liabilities on a net basis exists (in thousands):

	September 30, 2016		December 31, 2015
	Risk Management		Risk Management
	Assets	Liabilities	Assets	Liabilities
Gross derivatives balances	$50,895	$(39,732)	$169,869	$(93,785)
Impact of netting agreements	(29,812)	29,812	(83,925)	83,925

Total net amount	$21,083	$(9,920)	$85,944	$(9,860)

GSENA computes an obligation reserve for its financial liabilities based upon the expected occurrence of default using the credits ratings of ENGIE and affiliated Companies. GSENA’s obligation reserve and the Company’s share is insignificant in comparison to GSENA’s and the Company’s carrying amount of financial liabilities. As GSEMNA contracts directly with third party counterparties, the Company does not have cash collateral and margin posted, guarantees, letter of credit or other collateral. The carrying amounts of the Company’s financial liabilities are representative of the obligation at maturity.

7.                      FAIR VALUE MEASUREMENTS

The Company’s combined financial instruments and derivatives consist primarily of cash and cash equivalents, trade receivables, accounts payable, debt instruments, and commodity instruments. The book values of cash and cash equivalents, trade receivables, and accounts payable are representative of their respective fair values due to the short-term nature of these instruments.

Fair Value of Derivatives—The Company’s fair value measurements by level as of September 30, 2016 and December 31, 2015, are as follows (in thousands):

	Level 1	Level 2	Level 3	Total
Fair value by level as of September 30, 2016:
Portfolio management:
Derivative assets	$10,513	$40,382	$—	$50,895
Derivative liabilities	(9,362)	(30,370)	—	(39,732)

Total September 30, 2016	$1,151	$10,012	$—	$11,163

Fair value by level as of December 31, 2015:
Portfolio management:
Derivative assets	$27,118	$142,751	$—	$169,869
Derivative liabilities	(18,433)	(75,352)	—	(93,785)

Total December 31, 2015	$8,685	$67,399	$—	$76,084

Contract values are not presented on a net basis by counterparty as on the unaudited combined balance sheet.

For the periods ending September 30, 2016 and December 31, 2015 the Company did not recognize any transfers into or out of Level 1 and did not recognize any Level 3 inputs related to unobservable market data.

Fair Values of Financial Instruments—The Company’s carrying value of long-term fixed-rate debt and estimated fair values of long-term fixed-rate debt were as follows (in thousands):

	September 30,		December 31,
	2016		2015
	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value
Long-term fixed-rate debt	$1,086,814	$1,082,854	$1,092,366	$1,104,989

8.                      INVENTORY

Major classes of inventory at September 30, 2016 and December 31, 2015 were as follows (in thousands):

	September 30,	December 31,
	2016	2015
Natural gas	$28,186	$35,608
Oil	25,462	27,439
Spare parts—current	22,732	22,166
Coal	22,145	25,571
Greenhouse gas—emission rights	407	182
Total inventory	$98,932	$110,966

9.                      DEBT AND BORROWINGS

		Rate at
		September 30,	December 31,	September 30,	December 31,
	Maturity	2016	2015	2016	2015
Affiliated debt:
Revolving line of credit related to Wharton	2017	1.62%	1.83%	$8,000	$8,000
Term loan related to Coleto Creek	2017	4.11	4.11	750,750	750,750
Term loan related to Troy	2023	3.03	3.03	10,573	12,200
Term loan related to Armstrong	2024	2.65	2.65	13,946	15,689
Term loan related to Pleasants	2024	2.65	2.65	13,665	15,373
Term loan related to Hopewell	2020	2.28	2.60	2,130	2,604
Term loan related to IPA Central	2017	3.98	3.98	295,750	295,750
Cash Pool	2016	0.83	0.67	125,842	265,433

Total debt before accrued interest				1,220,656	1,365,799

Accrued interest				508	14,863

Total debt				1,221,164	1,380,662

Less current portion of long-term debt				1,186,401	285,847

Total long-term debt				$34,763	$1,094,815

9.1 Notes Payable to Affiliate—The Company has a revolving line of credit with GSENA, which has a mirrored line of credit with ENGIE CC, formerly known as GDF SUEZ CC, an affiliate, for $8 million at September 30, 2016. The amount outstanding under the credit lines is included in current portion of long-term debt payable to affiliates at September 30, 2016 and December 31, 2015.

In 2016, the maturity date of the revolving line of credit related to Wharton was extended to 2017. GSENA repaid the Wharton note to ENGIE CC on June 30, 2016. GSENA still has a note receivable from Thermal Assets for this note, which will remain when the sale described in Note 1 occurs. However, a cash outflow from Thermal Assets will not be required.

9.2 Term Loans with Affiliate—The Company has term loans with ENGIE CC. All borrowings outstanding as of September 30, 2016 under the term loans bear interest at a fixed rate. The amounts outstanding under the term loans are included in long-term debt payable to affiliates and current portion of long-term debt payable to affiliates at September 30, 2016 and December 31, 2015, as appropriate.

On February 29, 2016, Coleto entered into a Novation Agreement with GSENA whereby Coleto transferred, assigned, and delivered to GSENA its rights and obligations under the Loan Agreement dated February 28, 2011 with ENGIE CC. As consideration for the assignment, assumption, and novation of the Loan Agreement, Coleto entered into a loan agreement with GSENA in the amount of $750.8 million at a rate of LIBOR plus 117 bps maturing on February 28, 2017. On August 10, 2016, GSENA repaid the full amount of the loan to ENGIE CC using proceeds from the cash pool arrangement.

On March 2, 2016, IPA Central, LLC (IPA Central) entered into a Novation Agreement with GSENA whereby IPA Central transferred, assigned, and delivered to GSENA its rights and obligations under the Loan Agreement dated March 2, 2011 with ENGIE CC. As consideration for the assignment, assumption, and novation of the Loan Agreement, IPA Central entered into a loan agreement with GSENA in the amount of $295.8 million at a rate of LIBOR plus 108 bps maturing on March 2, 2017. On August 10, 2016, GSENA repaid the full amount of the loan to ENGIE CC using proceeds from the cash pool arrangement.

GSENA will have a note receivable from Thermal Assets for the Coleto and IPA Central notes. These will remain in place when the sale described in Note 1 occurs, and will not require a cash outflow from Thermal Assets.

9.3 Letters of Credit—At September 30, 2016 and December 31, 2015, GSENA has letters of credit available and issued for operational obligations for its subsidiaries and affiliates. The Company benefits from the letters of credit.

9.4 Scheduled Maturities—Scheduled maturities of borrowings as of September 30, 2016 are as follows (in thousands):

Years Ending
September 30	Maturities
2017	$1,186,401
2018	5,552
2019	5,552
2020	5,552
2021	5,315
Thereafter	12,792
Total borrowings with accrued interest	$1,221,164

10.               COMMITMENTS AND CONTINGENCIES

10.1 Contingencies and Legal Proceedings—Contingencies correspond to conditions that exist as of the date of the combined financial statements that may result in a loss to the Thermal Assets, but which will only be resolved when one or more future events occur or fail to occur. Contingencies include outstanding lawsuits or claims for possible damages to third parties in the ordinary course of the Thermal Assets business, as well as third-party claims arising from disputes concerning legislative interpretation. Such contingent liabilities are assessed by management based on available evidence and legal opinion.

The Thermal Assets are defendants in various lawsuits and proceedings. The outcome of these lawsuits and proceedings cannot be predicted with certainty and could possibly have a material adverse effect on the Thermal Assets combined financial position, results of operations, and cash flows. The Thermal Assets believe they have meritorious defenses to these matters and intend to contest all such claims, and thus the timing of potential outflows from the Thermal Assets cannot be predicted with any certainty due to both the nature of legal proceedings in general, and the procedural status of such matters specifically. The Company has not assumed that it will be reimbursed for any potential outflows related to contingencies.

10.2 Contractual Commitments In the ordinary course of its activities, the Company enters into long-term contracts, some of which include “take-or-pay” clauses. These consist of firm commitments to purchase (sell) specified quantities of natural gas and related services, in exchange for a firm commitment from the other party to deliver (purchase) said quantities and services. The main future commitments arising from contracts entered into by the Company at September 30, 2016 and December 31, 2015 are as follows (in thousands):

	September 30,	Within	1 to		December 31,
	2016	1 Year	5 Years	> 5 Years	2015
Total commitments given (purchases)	$37,634	$17,661	$19,973	$—	$80,480

10.3 Operating Lease Commitments—The Company is contractually engaged in current lease obligations, whereby the Company has only lessee obligations in various arrangements. Payments made under operating leases are expensed on a straight-line basis over the lease term and are included in other operating expenses.

Operating Leases for which Thermal Assets Acts as Lessee—Coleto Creek Power, LP has an operating lease to supply the plant with water.

The following table presents future minimum lease payments as of September 30, 2016 under operating leases, which at inception had a non-cancelable term of more than one year (in thousands):

For the Year Ending
September 30,
2017	$825
2018	842
2019	862
2020	882
2021	903
Thereafter	4,077

Lease expense associated with the agreements were $0.2 million and $0.6 million for the three and nine months ended September 30, 2016, respectively, as compared to $0.2 million and $0.6 million for the three and nine months ended September 30, 2015.

11.               SHARE-BASED COMPENSATION

Certain employees of the Company are eligible to participate in various share-based compensation awards. The shares granted or used for the basis of the awards are those of ENGIE. The plans will remain at the ENGIE level and will not go with the Company. The total expense related to these plans for the Company was $0.2 million and $0.6 million for the three and nine months ended September 30, 2016, respectively, as compared to $0.1 million and $0.3 million for the three and nine months ended September 30, 2015. The expenses related to the plans were allocated based on headcount.

12.               RELATED-PARTY TRANSACTIONS

All intercompany transactions and accounts within the Company have been eliminated. All affiliate transactions between the Company and GSENA and its subsidiaries have been included in these unaudited combined financial statements.

GSENA addresses cash flow needs by participating in a cash pool arrangement. The terms of the cash pool arrangement are determined by ENGIE. The cash pool provides for the subsidiaries of GSENA with excess funds to temporarily loan funds into the cash pool so that subsidiaries in need of funds can temporarily borrow from the pool. The Thermal Assets utilized this arrangement. In the three and nine months ended September 30, 2016 and 2015, interest was earned at the LIBOR plus or minus a spread of basis points (bps) ranging from minus 7 bps to minus 9 bps if the subsidiary is a net lender to cash pool. Interest was paid at LIBOR plus a spread of bps ranging from 37 bps to 41 bps if the subsidiary is a net borrower from cash pool. On a combined basis, the Thermal Assets borrowed $125.8 million and $265.4 million at September 30, 2016 and December 31, 2015, respectively, which is included in the current portion of long-term debt. Interest expense related to the cash pool arrangement was $1.0 million and $2.9 million for the three and nine months ended September 30, 2016, respectively, as compared to $0.8 million and $2.3 million for the three and nine months ended September 30, 2015. The outstanding cash pool balance will be repaid using funding from a capital injection from GSENA before the close of the sale described in Note 1.

The Company sells power to GSEMNA. Thermal Assets recognized revenue of $341.9 million and $669.2 million for the three and nine months ended September 30, 2016, respectively, as compared to $372.6 million and $807.5 million for the three and nine months ended September 30, 2015. At September 30, 2016 and December 31, 2015 the receivable was $43.5 million and $45.2 million, respectively, related to these transactions.

The Company buys fuel and emission credits from GSEMNA. Thermal Assets recognized fuel expense of $217.1 million and $376.2 million for the three and nine months ended September 30, 2016, respectively, as compared to $249.4 million and $501.3 million for the three and nine months ended September 30, 2015. At September 30, 2016 and December 31, 2015 the payable was $2.9 million and $11.4 million, respectively, related to these transactions. At September 30, 2016 and December 31, 2015 the year to date change in inventory balance was $7.3 million and $6.8 million, respectively, related to these transactions.

The Company enters into contracts with GSEMNA that qualify as derivative instruments. Settlements related to these transactions were gains of $42.8 million and $120.9 million for the three and nine months ended September 30, 2016, respectively, as compared to gains of $48.7 million and $126.4 million for the three and nine months ended September 30, 2015. At September 30, 2016 and December 31, 2015 the assets from risk management activities related to these transactions was $20.8 million and $85.6 million, respectively. At September 30, 2016 and December 31, 2015 the liabilities from risk management activities related to these transactions was $9.9 million and $9.9 million, respectively. As part of the sale described in Note 1, the Company reset prices on related party hedges executed for the purpose of mitigating earnings volatility in the Company’s thermal plants and the Company’s retained operations. The prices were reset on April 28, 2016 to reflect forward market prices as of January 29, 2016 for all hedges settling in or after May 2016. The impact of the price reset was a $48.7 million loss, which is recorded in (income) loss on mark-to-market on commodity contracts as for the nine months ended September 30, 2016.

The Company buys fuel from GDF SUEZ Gas NA Holdings LLC, a related party. The Company recognized fuel expense $0.0 million and $2.3 million for the three and nine months ended September 30, 2016, respectively, as compared to $0.2 million and $10.0 million for the three and nine months ended September 30, 2015. At September 30, 2016 and December 31, 2015 the Company did not have any payables related to these transactions.

The Company has expenses paid on its behalf by GSENA Corporate, a related party. The Company recognized expense of $15.1 million and $52.1 million for the three and nine months ended September 30, 2016, respectively, as compared to $14.0 million and $67.3 million for the three and nine months ended September 30, 2015. At September 30, 2016 and December 31, 2015 the payable was $0.0 million and $0.1 million, respectively, related to these transactions.

See Note 9 for discussion of debt agreements with ENGIE and affiliates.

13.               SUBSEQUENT EVENTS

Subsequent events have been evaluated through November 7, 2016, the date these unaudited combined financial statements were issued and concluded that no additional subsequent events have occurred that would require recognition in the unaudited combined financial statements or disclosures in the notes to the unaudited combined financial statements.

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